UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 21, 2017

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On February 21, 2017, Second Sight Medical Products, Inc. (the “Company” or “Second Sight”) issued a press release announcing that Professor Stanislao Rizzo has completed his 30th implant of the Argus® II Retinal Prosthesis (Argus II). The 30th surgery, out of more than 220 Argus II implants worldwide, was performed by Professor Rizzo on February 9, 2017, at the Azienda Ospedaliero Universitaria Careggi located in Florence, Italy, one of three centers in Italy capable of performing the surgical procedure and post-operative rehabilitation required for Argus II patients. Professor Rizzo has implanted the Argus II at centers in Florence and Pisa, Italy since the system became available in 2011 and trained surgeons at several international centers.

In Europe, Argus II is indicated for blind people suffering from advanced outer retinal degenerative diseases such as retinitis pigmentosa (RP). RP is an inherited disease that often results in nearly complete blindness, affecting an estimated 167,000 Europeans.

A copy of our press release entitled “Second Sight Announces Professor Stanislao Rizzo Has Completed His 30th Implant of the Argus II Retinal Prosthesis” issued February 21, 2017, is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

99.1       Press release entitled “Second Sight Announces Professor Stanislao Rizzo Has Completed His 30th Implant of the Argus II Retinal Prosthesis“ issued by registrant dated February 21, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2017

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ Thomas B. Miller

By: Thomas B. Miller

Chief Financial Officer